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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       October 27, 2000 (October 26, 2000)
                Date of Report (Date of earliest event reported)


                                  COPART, INC.
             (Exact name of registrant as specified in its charter)

     California                                    0-23255                            94-2867490
(State or other jurisdiction of             (Commission File Number)               (I.R.S. Employer
incorporation or organization)                                                    identification No.)

         5500 E. Second Street                                          94510
            Benicia, CA
 (Address of Principal Executive Offices)                             (Zip Code)


                                 (707) 748-5000
              (Registrant's telephone number, including area code)

                                 Not Applicable
              (Former name, former address and former fiscal year,
                          if changed since last report)


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This report contains forward-looking statements within the meaning of Section
27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those indicated in the forward-looking statements due to a number of factors including, but not limited to, as a result of the risk factors set forth below in this report as well as those set forth in the Company's Annual Report on Form 10-K and the other reports and documents that the Company files from time to time with the Securities and Exchange Commission.

Item 5. Other Events.

On October 26, 2000, Copart, Inc. ("Copart" or the "Company") announced that it has elected to cancel its agreement to purchase up to 23 Sadisco facilities located in the Southeastern United States from Charles H. Powers. No reason for the cancellation was disclosed. The potential acquisition was reported previously in a Form 8-K filing dated August 28, 2000.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


COPART, INC.

By: /s/Wayne R. Hilty
(Senior Vice President and Chief Financial Officer)

Dated: October 27, 2000